SHAREHOLDERS AGREEMENT

                                by and among

             GLOBEX ENERGY, INC., a Cayman Islands corporation,

         WILLIAMS GLOBAL ENERGY (CAYMAN) LIMITED, a Cayman Islands
                                corporation,

                                    AND

                    THE OTHER SHAREHOLDERS NAMED HEREIN



                       Dated as of ___________, 2001







                             TABLE OF CONTENTS


1.  Certain Definitions....................................................1

2.  Board of Directors; Management.........................................3

3.  Shelf Registration.....................................................5

4.  Demand Registrations...................................................7
        (a)  Right to Request Registration.................................7
        (b)  Number of Demand Registrations................................7
        (c)  Priority on Demand Registrations..............................7
        (d)  Restrictions on Demand Registrations..........................8
        (e)  Selection of Underwriters.....................................8
        (f)  Other Registration Rights.....................................8
        (g)  Effective Period of Demand Registrations......................8

5.  Piggyback Registrations................................................9
        (a)  Right to Piggyback............................................9
        (b)  Priority on Primary Registrations.............................9
        (c)  Priority on Secondary Registrations...........................9

6.  Holdback Agreements...................................................10

7.  Registration Procedures...............................................10

8.  Suspension of Offerings in Certain Circumstances......................14

9.  Registration Expenses.................................................16

10.  Indemnification......................................................16

11.  Participation in Underwritten Registrations..........................18

12.  The G-CO Representative..............................................19

13.  Certain Covenants of the Shareholders................................19
        (a)  Lockup.......................................................19
        (b)  Notification of Dispositions, etc............................20

14.  Termination..........................................................20

15.  Miscellaneous........................................................21
        (a)  Notices......................................................21
        (b)  No Waivers...................................................22
        (c)  Expenses.....................................................22
        (d)  Successors and Assigns.......................................22
        (e)  Governing Law................................................22
        (f)  Jurisdiction.................................................22
        (g)  Waiver of Jury Trial.........................................23
        (h)  Counterparts; Effectiveness..................................23
        (i)  Entire Agreement.............................................23
        (j)  Captions.....................................................23
        (k)  Severability.................................................23
        (l)  Amendments...................................................23




        SHAREHOLDERS AGREEMENT, dated as of __________ __, 2001, among Globex Energy, Inc., a Cayman Islands corporation and formerly known as Apco Argentina, Inc. (the "Company"), Williams Global Energy (Cayman) Limited, a Cayman Islands corporation ("W-CO"), and certain other shareholders of the Company listed on the signature pages of this Agreement (such other shareholders along with W-CO, a "Shareholder" and collectively, the "Shareholders").

        WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 5, 2001 (the "Merger Agreement") by and among the Company, a wholly-owned subsidiary of the Company ("Merger Sub"), and Globex Energy, Inc., a Delaware corporation ("G-CO"), Merger Sub merged (the "Merger"), on the date hereof, with and into G-CO, with G-CO as the surviving corporation in the Merger.

        WHEREAS, pursuant to the Merger Agreement, the former shareholders of G-CO received in the Merger ordinary shares, par value $0.01 per share, of the Company (the "Ordinary Shares");

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Agreement hereby agree as follows:

        1. CERTAIN DEFINITIONS.

        In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

        "Agreement" means this Shareholders Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing.

        "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act.

        "Business Day" means any day on which commercial banks are open for business in the City of New York, New York.

        "Closing Date" means the date hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Expiration Date" means the date upon which all Registrable Securities have been sold or can be sold without restriction, including volume and manner of sale restrictions, under the Securities Act.

        "G-CO Group" means collectively the shareholders of the Company listed on the signature pages hereto under G-CO Group.

        "G-CO Representative" shall mean ___________, and any replacement for such Person which the G-CO Group designates in writing to the Company and W-CO, provided that there will be no more than one G-CO Representative at any time.

        "Holder" means any holder of record of Registrable Securities. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Securities as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

        "Person" means an individual, partnership, corporation, trust, limited liability company, or unincorporated organization, or a government or agency or political subdivision thereof.

        "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

        "Registrable Securities" means any Ordinary Shares owned by W-CO on the date hereof or issued to members of the G-CO Group in the Merger and any securities issued or issuable in respect of such Ordinary Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, and any other securities issued pursuant to any other pro rata distribution with respect to such Ordinary Shares. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (x) it has been effectively registered under the Securities Act and sold or distributed to the public in accordance with an effective registration statement covering it, or (y) it is sold or distributed to the public pursuant to Rule 144 (or any successor or similar provision) under the Securities Act.

        "Registration Period" means the period from and after expiration of the Lockup Period (as defined in Section 13) until the Expiration Date.

        "Registration Statement" means any registration statement, including a Demand Registration Statement or a Shelf Registration
Statement, filed by the Company with the SEC under the Securities Act that covers some or all Registrable Securities, and any amendments or supplements thereto, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents and other materials incorporated by reference therein.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shelf Registration" means a registration effected pursuant to
Section 3 hereof.

        "Shelf Registration Statement" means a "shelf" registration statement on Form S-3 filed by the Company pursuant to the provisions of
Section 3 hereof with the SEC under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, that covers some or all of the Registrable Securities, and any amendments and supplements to such Registration Statement, including post-effective amendments, and including the Prospectus contained therein, all exhibits thereto and all documents and other materials incorporated by reference therein and any additional such Registration Statements filed as contemplated by Section 3.

        "underwritten registration or underwritten offering" means a registration in which securities of the Company are sold to underwriters for reoffering to the public.

        2.  BOARD OF DIRECTORS; MANAGEMENT.

        (a) Each party hereto shall take all such necessary or desirable action within its control to cause the Articles of Association of the Company to provide that the board of directors of the Company (the "Board of Directors") shall be divided into three classes, designated Class I, Class II and Class III and that the term of office of Class I, Class II and Class III directors shall be as follows: (i) at the first annual general meeting of shareholders following the Closing Date, the term of office of the Class I directors shall expire and the Class I directors nominated for election at such annual general meeting shall be elected for a full term of three years, (ii) at the second annual general meeting of shareholders following the Closing Date, the term of office of the Class II directors shall expire and the Class II directors nominated for election at such annual general meeting shall be elected for a full term of three years and
(iii) at the third annual general meeting of shareholders following the Closing Date, the term of office of the Class III directors shall expire and the Class III directors nominated for election at such annual general meeting shall be elected for a full term of three years. None of the parties hereto shall, from the date hereof until the first Business Day following the Company's 2003 Annual General Meeting of Shareholders (the "Governance Period"), take any action to amend or otherwise modify the Company's Articles of Association in a manner inconsistent with the previous sentence.

        (b) Until expiration of the Governance Period, each Shareholder shall vote all of its Ordinary Shares and other voting equity interests of the Company, and shall take all other necessary or desirable actions within its control, and the Company shall take all necessary or desirable action within its control, in order to cause (i) the number of directors on the Board of Directors to be nine, (ii) four directors to be nominated by W-CO (each a "W-CO Director"), (iii) three directors to be nominated by the G-CO Group (each a "G-CO Group Director"), (iv) two independent directors to be nominated by W-CO and the G-CO Group collectively (each an "Independent Director"), (v) Class I of the Board of Directors to be comprised of one W-CO Director, one G-CO Group Director and one Independent Director, (vi) Class II of the Board of Directors to be comprised of one W-CO Director, one G-CO Group Director and one Independent Director and (vi) Class III of the Board of Directors to be comprised of two W-CO Directors and one G-CO Group Director (who shall be C. John Miller). In the event that during the Governance Period a W-CO Director shall for any reason cease to serve as a member of the Board of Directors during such directors term in office, the resulting vacancy on the Board of Directors shall be filled by an individual designated by W-CO. In the event that during the Governance Period a G-CO Group Director shall for any reason cease to serve as a member of the Board of Directors during such directors term in office, the resulting vacancy on the Board of Directors shall be filled by an individual designated by the G-CO Group. In the event that during the Governance Period an Independent Director shall for any reason cease to serve as a member of the Board of Directors during such directors term in office, the resulting vacancy on the Board of Directors shall be filled by an individual designated by W-CO and the G-CO Group collectively.

        (c) Each of the parties hereto shall take all such necessary or desirable actions within its control to cause the Board of Directors to establish, as soon as practicable after the date hereof, a committee of the Board of Directors (the "Search Committee") to conduct a search for potential candidates for filling the position of Chief Executive Officer ("CEO") of the Company. The number of directors on the Search Committee shall be two, one of whom shall be a person designated by W-CO and the other of whom shall be C. John Miller. As soon as practicable after the date hereof, the Search Committee shall recommend to the entire Board of Directors potential qualified candidates for CEO of the Company. The Board of Directors shall appoint, by a vote of a majority of the entire Board of Directors, a new CEO of the Company (the "New CEO") from among the candidates recommended by the Search Committee. The New CEO shall report directly to the Board of Directors.

        (d) Each of the parties hereto shall take such reasonable actions within its control to cause the Board of Directors to elect C. John Miller as non-executive Chairman of the Board of Directors of the Company. In the event that C. John Miller shall for any reason cease to serve as non-executive Chairman of the Board of Directors, the Board of Directors shall nominate and elect a new Chairman of the Board of Directors to replace him.

        (e) Until the New CEO is appointed by the Board of Directors C. John Miller and a person designated by W-CO shall act as interim co-CEO's of the Company reporting directly to the entire Board of Directors. In the event that C. John Miller shall for any reason cease to serve as interim co-CEO, the resulting vacancy shall be filled by an individual designated by the G-CO Group. In the event that the person designated by W-CO shall for any reason cease to serve as interim co-CEO, the resulting vacancy shall be filled by an individual designated by W-CO.

        (f) As promptly as practicable after being appointed by the Board of Directors, the New CEO, C. John Miller and a person designated by W-CO shall conduct a search for a qualified Chief Financial Officer (the "CFO") of the Company and shall recommend to the entire Board of Directors potential qualified candidates for CFO of the Company. The Board of Directors shall appoint, by a vote of a majority of the entire Board of Directors, a new CFO of the Company from among the candidates recommended by the New CEO, C. John Miller and the person designated by W-CO.

        3.  SHELF REGISTRATION.

        If the Company at any time during the Registration Period is eligible to use Form S-3 and then for so long as the Company is so eligible, the Company shall be subject to the provisions of this Section 3 as follows:

        (a) The Company shall prepare and, not later than 60 days prior to expiration of the Lockup Period, shall file with the SEC, and thereafter shall use its commercially reasonable efforts to cause to be declared effective under the Securities Act on or prior to expiration of the Lockup Period, a Shelf Registration Statement relating to the offer and sale by W-CO and the Shareholders comprising the G-CO Group of all Registrable Securities permitted to be registered on Form S-3 as part of such Shelf Registration Statement in a manner selected by W-CO and the G-CO Representative and set forth in such Shelf Registration Statement. No securities other than Registrable Securities shall be included in any such initial Shelf Registration Statement or any additional Shelf Registration Statement with respect thereto without the consent of W-CO and the G-CO Representative, which consent shall not be unreasonably withheld.

        (b) The Company shall use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective during the Registration Period.

        (c) Subject to Section 8 hereof, if the Shelf Registration Statement ceases to be effective for any reason at any time during the Registration Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and shall (i) within 60 days of such cessation of effectiveness, amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or (ii) file an additional Shelf Registration Statement subsequent to the expired or ineffective Shelf Registration Statement covering the Registrable Securities. If any additional Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Shelf Registration Statement continuously effective for the remainder of the Registration Period.

        (d) Subject to Section 8 hereof, the Company shall supplement and amend any Shelf Registration Statement if (i) required by the SEC or the rules, regulations or instructions applicable to such Shelf Registration Statement, (ii) otherwise required by the Securities Act or (iii) reasonably requested by W-CO, the G-CO Representative (on behalf of Shareholders comprising the G-CO Group) or by the managing underwriters with respect to an underwritten offering of such Registrable Securities.

        (e) As soon as practicable after determining that Registrable Securities permitted to be included on Form S-3 in a Shelf Registration Statement have not been so included, the Company shall file a subsequent Shelf Registration Statement covering all such unregistered Registrable Securities that includes a combined Prospectus permitting the inclusion in such Prospectus of all Registrable Securities eligible to be sold thereunder, including Registrable Securities included in a previously filed Registration Statement, provided that no such subsequent Shelf Registration Statement need be filed for Registrable Securities representing less than 5% of the then outstanding Ordinary Shares unless W-CO or the G-CO Representative inform the Company that W-CO or the Shareholders comprising the G-CO Group currently intend to sell such Registrable Securities.

        (f) If at any time or from time to time W-CO or the Shareholders comprising the G-CO Group desire to sell Registrable Securities in an underwritten offering pursuant to a Shelf Registration Statement, the managing underwriters shall be selected by W-CO and the G-CO Representative; provided that such managing underwriters shall be nationally recognized investment banking firms and shall be reasonably satisfactory to the Company.

        4.  DEMAND REGISTRATIONS.

        If at any time during the Registration Period the Company is not eligible to use Form S-3 then so long as the Company is not so eligible the Company shall be subject to the provisions of this Section 4 as follows:

        (a) Right to Request Registration. Any time after the expiration of the Lockup Period (as defined in Section 13), W-CO or the G-CO Representative (on behalf of the Shareholders comprising the G-CO Group) (each an "Initiating Holder") may request registration under the Securities Act of all or part of a number of shares of Registrable Securities representing at least 1,500,000 (such number to be appropriately adjusted to reflect stock splits, reverse stock splits, stock dividends, reclassifications, recapitalizations and similar transactions) shares of Registrable Securities (any such registration pursuant to this Section 4(a) referred to herein as a "Demand Registration").

        Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders of Registrable Securities and shall, subject to the provisions of Section 4(c) hereof, include in such registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

        (b) Number of Demand Registrations. Subject to the provisions of
Section 4(a), W-CO and the G-CO Group shall each be entitled to request two
(2) Demand Registrations. A registration shall not count as one of the permitted Demand Registrations (i) until it has become effective, (ii) if the Initiating Holder requesting such registration is not able to register and sell at least 50% of the Registrable Securities requested by such Initiating Holder to be included in such registration or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested hereunder, if the Initiating Holder requesting such registration is not able to register and sell all of the Registrable Securities requested to be included by such Initiating Holder in such registration.

        (c) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the written consent of the Holders of a majority of the shares of Registrable Securities to be included in such registration, and, if such Demand Registration is an underwritten offering, without the written consent of the managing underwriters, such consents not to be unreasonably withheld. If the managing underwriters of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Securities proposed to be included in any such registration exceeds the number of securities which can be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Securities which in the opinion of such managing underwriters can be sold. If the number of shares which can be sold is less than the number of shares of Registrable Securities proposed to be registered, the amount of Registrable Securities to be so sold shall be allocated first, to the shares of Registrable Securities requested to be registered by the Initiating Holder and then pro rata among the other Holders of Registrable Securities desiring to participate in such registration on the basis of the amount of such Registrable Securities initially proposed to be registered by such other Holders. If the number of shares which can be sold exceeds the number of shares of Registrable Securities proposed to be sold, such excess shall be allocated pro rata among the other holders of securities, if any, desiring to participate in such registration based on the amount of such securities initially requested to be registered by such holders or as such holders may otherwise agree.

        (d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any G-CO Demand Registration within twelve months after the effective date of a previous G-CO Demand Registration. The Company shall not be obligated to effect any W-CO Demand Registration within twelve months after the effective date of a previous W-CO Demand Registration.

        (e) Selection of Underwriters. If any of the Registrable Securities covered by a Demand Registration is to be sold in an underwritten offering, the Initiating Holder shall have the right to select the managing underwriters; provided that such managing underwriters shall be reasonably satisfactory to the Company.

        (f) Other Registration Rights. The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are not more favorable than or inconsistent with the rights granted to the Shareholders herein, without the written consent of W-CO and the G-CO Representative.

        (g) Effective Period of Demand Registrations. After any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its commercially reasonable efforts to keep such Demand Registration effective for a period equal to 180 days from the date on which the SEC declares such Demand Registration effective (or if such Demand Registration is not effective during any period within such 180 days, such 180-day period shall be extended by the number of days during such period when such Demand Registration is not effective), or such shorter period which shall terminate when all of the Registrable Securities covered by such Demand Registration have been sold pursuant to such Demand Registration.

        5.  PIGGYBACK REGISTRATIONS.

        If at any time during the Registration Period the Company is not eligible to use Form S-3 then so long as the Company is not so eligible the Company shall be subject to the provisions of this Section 5 as follows:

        (a) Right to Piggyback. Whenever the Company proposes to register any of its common equity securities (other than Registrable Securities) under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company, and the registration form to be used may be used for any registration of Registrable Securities (a "Piggyback Registration"), the Company shall give prompt written notice to all Holders of its intention to effect such a registration and, subject to Section 5(b), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

        (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein by the Holders thereof, pro rata among the Holders of such Registrable Securities on the basis of the number of shares requested to be registered by such Holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

        (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company's securities other than Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders, and (iii) third, other securities requested to be included in such registration pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree.

        6.  HOLDBACK AGREEMENTS.

        Each Shareholder agrees, if so required by a managing underwriter, not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of, make any sale or distribution pursuant to Rule 144 (or any successor provision) under the Securities Act of or otherwise dispose of any securities of the Company, for a period not to exceed 180 days after any underwritten registration pursuant to this Agreement has become effective, except as part of such underwritten registration, whether or not such Shareholder participates in such registration. Each Shareholder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 6.

        7.  REGISTRATION PROCEDURES.

        In connection with any Registration Statement the following provisions shall apply:

        (a) The Company shall furnish to W-CO and the G-CO Representative, prior to the filing thereof with the SEC, copies of any Registration Statement (including any preliminary prospectus contained therein), and each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein and shall reflect in each such document, when so filed with the SEC, such comments as W-CO and the G-CO Representative reasonably may propose.

        (b) The Company shall ensure that (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies as to form in all material respects with the Securities Act (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading other than, in the case of clauses (ii) and (iii), any such untrue statement or omission made therein in reliance upon and conformity with written information furnished to the Company or its representatives or advisors by or on behalf of W-CO, any Shareholder in the G-CO Group or the G-CO Representative specifically for inclusion therein.

        (c) the Company shall promptly advise W-CO and the G-CO
Representative, and, if requested, promptly confirm such advice in writing:

               (i) when a Registration Statement and any amendment or supplement thereto has been filed with the SEC and when a Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus included therein or for additional information in connection therewith;

               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any actions or proceedings for that purpose;

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any action or proceeding for such purpose; and

               (v) to the extent known to the Company, of the happening of any event that requires the making of any changes in any Registration Statement or Prospectus so that, as of the date of such event, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (d) Subject to Section 8 hereof, the Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

        (e) The Company shall furnish to W-CO and the G-CO Representative, without charge, three copies of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if W-CO or the G-CO Representative so requests in writing, all exhibits thereto (including those incorporated therein by reference).

        (f) The Company shall furnish W-CO and the G-CO Representative, without charge, copies of any and all transmittal letters or other correspondence with the SEC or any other governmental entity relating to a Registration Statement or the public offering of the Company's securities thereunder.

        (g) The Company shall, during the Registration Period, deliver to W-CO and the G-CO Representative, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Registration Statement and any amendment or supplement thereto as such Person may reasonably request; and subject to Section 8 below and W-CO's and the G-CO Group's compliance with its obligations under Section 7(l), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each such Person in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

        (h) Prior to any offering of Registrable Securities pursuant to any Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify or cooperate with W-CO and the G-CO Group and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities, blue sky or similar laws of such jurisdictions as W-CO or the G-CO Representative reasonably requests in writing and the Company shall use its commercially reasonable efforts to do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

        (i) The Company shall cooperate with W-CO and the G-CO
Representative to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as requested prior to such sales.

        (j) Subject to Section 8 hereof, upon the occurrence of any event contemplated by paragraph (c)(v) above, the Company shall use its commercially reasonable efforts to promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, it being understood that the provisions of Section 10 shall apply to any such statement or omission.

        (k) The Company shall comply in all material respects with all applicable rules and regulations of the SEC.

        (l) Each holder of Registrable Securities that plans to participate in a distribution pursuant to a Registration Statement (a "Participating Holder") shall furnish to the Company such information regarding such Person and its affiliates and the distribution of such Registrable Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. Each Participating Holder shall ensure that such information at the time any Registration Statement and any amendment thereto becomes effective, and at the time any Prospectus or supplement thereto forming a part of any Registration Statement is delivered in any offering of Registrable Securities, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Participating Holder shall advise the Company and, if requested by the Company, confirm such advice in writing in the event that such Participating Holder becomes aware of the happening of any event that requires the making of any changes in a Registration Statement or Prospectus so that as of the date of such event the statements therein provided by a Participating Holder specifically for inclusion therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (m) Subject to Section 8 below, the Company shall, if requested, promptly incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement, such information, if any, as the managing underwriters, W-CO, the G-CO Representative and the Company reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable following notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

        (n) If requested by W-CO or the G-CO Representative in connection with the offering and sale of Registrable Securities pursuant to a Registration Statement, the Company shall enter into one or more underwriting agreements with the managing underwriters selected in accordance with the provisions of this Agreement. Any such underwriting agreement shall contain such indemnities and other terms and agreements as are then customarily included in underwriting agreements relating to secondary public offerings; provided that in no event shall the indemnification provisions and procedures in such underwriting agreements be less favorable to the managing underwriters than those contained in
Section 10 hereof.

        (o) The Company shall (i) make, during normal business hours, reasonably available for inspection by Participating Holder, and any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent or representative retained by any Participating Holder or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by any Participating Holder or any such underwriter, attorney, accountant, agent or representative in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that all such information that is designated in writing by the Company as confidential at the time of delivery of such information shall be kept confidential by such Participating Holder and any such underwriter, attorney, accountant, agent or representative, unless and to the extent that (x) disclosure is, in the opinion of counsel to the disclosing party, required to be made in connection with a court proceeding or required by law or (y) such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality and other than as a result of a breach of this confidentiality provision; (iii) make such representations and warranties to the Participating Holders and the underwriters, if any, in form, substance and scope as are then customarily made by issuers to underwriters in underwritten secondary public offerings;
(iv) use its commercially reasonable efforts to obtain opinions of counsel to the Company and updates thereof addressed to each Participating Holder and the underwriters in customary form and covering such matters as are then customarily covered in opinions requested in underwritten secondary public offerings and such other matters as may be reasonably requested by the underwriters; (v) use its commercially reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in a Registration Statement), addressed to each Participating Holder and the underwriters, if any, in customary form and covering matters of the type then customarily covered in "cold comfort" letters in connection with underwritten secondary public offerings; and (vi) deliver such documents and certificates as may be reasonably requested by any Participating Holder and the managing underwriters, if any. The foregoing actions set forth in clauses (iii),
(iv), (v) and (vi) of this Section 7(o) shall to the extent applicable be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting agreement as and to the extent required thereunder.

        8.  SUSPENSION OF OFFERINGS IN CERTAIN CIRCUMSTANCES.

        The Company shall be entitled for the period referred to below to postpone the filing of any Registration Statement or the taking of any other action otherwise required to be prepared, filed or taken by it pursuant to Sections 3, 4 or 7 hereof and to direct the suspension of any public offering, sale or distribution of Registrable Securities pursuant to this Agreement if a majority of the Board of Directors determines in good faith that any disclosure that would be required in connection therewith would have a material adverse effect on the Company and its subsidiaries taken as a whole or any financing, acquisition, disposition, merger, business combination, corporate reorganization, or other transaction or development involving the Company or any subsidiary of the Company (a "Suspension Determination"). Such postponement or direction shall continue until such time as a majority of the Board of Directors determines that the preparation or filing of such Registration Statement or the taking of any such action or such public offering, sale or distribution would no longer have such a material adverse effect (a "Suspension Period"). During the pendency of any Suspension Period, W-CO and the G-CO Representative (upon behalf of the Shareholders comprising the G-CO Group) shall provide prompt written notice to the Company whenever either has a present bona fide intention to offer Registrable Securities hereunder (a "Bona Fide Notice"). During the pendency of any Suspension Period and during any period thereafter during which the Company is prevented from making a Suspension Determination, W-CO and the G-CO Representative (upon behalf of the Shareholders comprising the G-CO Group) shall provide prompt written notice to the Company whenever the applicable party ceases to have a present bona fide intention to offer Registrable Securities (a "Cessation Notice"). Each day commencing with the day on which a Bona Fide Notice is delivered and ending on the day on which a Cessation Notice is delivered shall be referred to as a "Blackout Day". Any particular Suspension Period shall not continue for more than 90 Blackout Days and there shall not be more than 150 Blackout Days in any 365-day period. If a Shelf Registration Statement is not in effect at and after the end of a Suspension Period and W-CO or the Shareholders comprising the G-CO Group, having delivered a Bona Fide Notice, was prevented from offering Registrable Securities hereunder because of the pendency of such Suspension Period, the Company shall not make another Suspension Determination until the earlier of the consummation of the offering that was previously postponed because of such Suspension Period or the delivery of a Cessation Notice. If a Shelf Registration Statement is in effect at and after the end of a Suspension Period that includes a Blackout Day, the Company shall not make another Suspension Determination within 45 days of the expiration of such Suspension Period unless W-CO and the G-CO Representative (upon behalf of the Shareholders comprising the G-CO Group), as applicable, earlier delivers a Cessation Notice. The Company shall, as promptly as practicable, give W-CO and the G-CO Representative written notice of any Suspension Determination. W-CO and the Shareholders comprising the G-CO Group shall be obligated to suspend any public offering, sale or distribution of Registrable Securities in accordance with the Company's directions and for the period provided in this Section 8. If the Company shall suspend or otherwise withdraw any Demand Registration pursuant to this Section 8 (a "Withdrawn Demand Registration"), the Initiating Holder of the Registrable Securities remaining unsold and originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration which (subject to the provisions of Section 4 hereof) the Company shall use its commercially reasonable efforts to keep effective for a period commencing on the effective date of such Demand Registration and ending on the earlier to occur of the date (i) which is 180 days from the effective date of such Demand Registration and (ii) on which all of the Registrable Securities covered by such Demand Registration have been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

        9.  REGISTRATION EXPENSES.

        (a) All expenses incident to the Company's performance of or compliance with provisions of this Agreement relating to the registration of Registrable Securities, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of distributing prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions attributable to the sale of Registrable Securities or fees and expenses of more than one counsel representing the Holders of Registrable Securities), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees (and any agents, consultants or other Persons acting in a similar capacity on behalf of the Company) performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

        (b) In connection with each registration initiated hereunder (whether a Shelf Registration, Demand Registration or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration or sale for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the number of shares of Registrable Securities included in such registration or sale.

        (c) The obligation of the Company to bear the expenses described in
Section 9(a) and to reimburse the Holders for the expenses described in
Section 9(b) shall apply irrespective of whether a registration becomes effective, is withdrawn or suspended and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any registration statement withdrawn solely at the request of a Holder of Registrable Securities (unless withdrawn following postponement of filing by the Company in accordance with Section 8) or any supplements or amendments to a registration statement or prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

        10.  INDEMNIFICATION.

        (a) The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and affiliates and each Person who controls such Holder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance on and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder's failure to deliver to such Holder's immediate purchaser a copy of the Registration Statement or Prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

        (b) In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the fullest extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance on and in conformity with information or affidavit so furnished in writing by such Holder expressly for use in the Registration Statement; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

        (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

        (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

        (e) If the indemnification provided for in or pursuant to this
Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 10(a) or 10(b) hereof had been available under the circumstances.

        11.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

        No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

        12.  THE G-CO REPRESENTATIVE.

        (a) Each Shareholder in the G-CO Group, by its acceptance of the benefits under this Agreement, authorizes, directs and appoints the G-CO Representative to act as its sole and exclusive agent, attorney-in-fact and representative, and authorizes and directs the G-CO Representative to (i) take any and all actions (including, without limitation, executing and delivering any documents, incurring any costs and expenses for the account of the G-CO Group and making any and all determinations) which may be required or permitted by this Agreement to be taken by the G-CO Representative or the G-CO Group, (ii) exercise such other rights, powers and authority as are authorized, delegated or granted to the G-CO Representative hereunder and (iii) exercise such rights, powers and authority as are incidental to the foregoing. Any such actions taken, exercises of rights, powers or authority, and any decision or determination made by the G-CO Representative consistent therewith, shall be absolutely and irrevocably binding on each Shareholder in the G-CO Group as if such Shareholder personally had taken such action, exercised such rights, powers or authority or made such decision or determination in such Shareholder's individual capacity. Notwithstanding any other provision of this Agreement, each Shareholder in the G-CO Group irrevocably relinquishes its right to act independently and other than through the G-CO Representative, except as expressly provided for under this Agreement. The G-CO Representative hereby accepts the foregoing authorization and appointment and agrees to serve as the G-CO Representative in accordance with this Agreement. In the event that a G-CO Representative resigns or otherwise ceases to be a G-CO Representative, the G-CO Group shall appoint a new G-CO Representative within 15 Business Days of such Person ceasing to be a G-CO Representative.

        (b) The provisions of this Section 12 shall in no way impose any obligations on the Company or W-CO. In particular, notwithstanding any notice received by the Company or W-CO to the contrary, the Company and W-CO (i) shall be fully protected in relying upon and shall be entitled to rely upon, shall have no liability to any Shareholder in the G-CO Group with respect to, any and all damages and losses arising out of actions, decisions and determinations of the G-CO Representative and (ii) shall be entitled to assume that all actions, decisions and determinations of the G-CO Representative are fully authorized by the Shareholders in the G-CO Group.

        13.  CERTAIN COVENANTS OF THE SHAREHOLDERS.

        (a) Lockup. Each Shareholder agrees not to, directly or indirectly, transfer, sell, assign, exchange, pledge, hypothecate, grant a security interest in, or otherwise dispose of or offer to transfer, sell, assign, exchange, encumber or otherwise dispose of any Ordinary Shares until one hundred and eighty (180) days after the date hereof (the "Lockup Period").

        (b) Notification of Dispositions, etc. Each Shareholder agrees to notify in writing, the Company, W-CO and the G-CO Representative upon the transfer, sale, assignment, exchange, pledge, hypothecation, granting of a security interest in, or other disposition of any Ordinary Shares. Such notification shall identify the number of Ordinary Shares involved in such transaction and the number of Ordinary Shares Beneficially Owned by such Shareholder immediately prior to and immediately following such transaction. Upon the written request of W-CO or the Company, the G-CO Representative will certify in writing the number of Ordinary Shares Beneficially Owned by the G-CO Group as of the date of such written request. Upon the written request of the G-CO Representative or the Company, W-CO will certify in writing the number of Ordinary Shares Beneficially Owned by W-CO as of the date of such written request.

        14.  TERMINATION.

        (a) This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, upon which this Agreement will terminate in its entirety:

               (i) The first Business Day following the Company's 2003 Annual General Meeting of Shareholders.

               (ii) The day upon which the G-CO Group collectively ceases to be the Beneficial Owners of at least 25% of the Ordinary Shares of the Company Beneficially Owned by the G-CO Group on the Closing Date.

               (iii) The day upon which W-CO ceases to be a Beneficial Owner of at least 25% of the Ordinary Shares of the Company Beneficially Owned by W-CO on the Closing Date.

        (b) In determining whether or not this Agreement terminates under
Section 14(a)(ii) or Section 14(a)(iii), the calculation used to make such a determination shall take into account and appropriately adjust for any stock splits, reverse stock splits, stock dividends, reclassifications, recapitalizations and similar transactions after the date hereof.

        (c) If at any time during the term of this Agreement a Shareholder no longer Beneficially Owns any Ordinary Shares, this Agreement shall terminate as to such Shareholder only (and not as to any other Shareholder) and thereafter such Shareholder shall cease to have any rights or obligations under this Agreement (other than such rights and obligations under Section 10 above which shall survive such a termination).

        15.  MISCELLANEOUS.

        (a) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

               If to the Company:

               [TO COME]

               with a copy to:

               Baker & McKenzie
               One Prudential Plaza
               130 East Randolph Drive
               Chicago, IL  60601
               Attn: Jerome W. Jakubik, Esq.
               Fax: (312) 861-2899

               If to W-CO:

               Williams Global Energy (Cayman) Limited
               2200 One Williams Center
               Tulsa, Oklahoma 74172
               Attn: James Cundiff, Esq.
               Fax: (918) 573-8051

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, New York 10036
               Attn: Alan C. Myers, Esq.
               Fax: (212) 735-2000

               If to the G-CO Representative:

               [TO COME]

               with a copy to:

               [TO COME]

               or if to another Shareholder, to the address(es) set forth on the counterpart signature pages of this Agreement signed by such Shareholders.

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

        (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        (c) Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, provided, however, that the cost and expenses of W-CO's counsel in preparation of this Agreement shall be paid by the Company.

        (d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the parties hereto may assign any of its rights or obligations hereunder without the prior written consent of the Company, W-CO and the G-CO Representative (upon behalf of the Shareholders comprising the G-CO Group). This Agreement shall not inure to the benefit of or be enforceable by any Person other than the parties hereto and their respective successors and permitted assigns.

        (e) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law, except for such matters governed by or affected by the securities laws of the United States or the laws of the Cayman Islands.

        (f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 15(a) shall be deemed effective service of process on such party.

        (g) Waiver of Jury Trial.

        EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        (h) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        (i) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the transactions contemplated herein. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

        (j) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        (l) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company, W-CO and the G-CO Representative (upon behalf of the Shareholders comprising the G-CO Group). In the event of a merger, business combination, corporate reorganization or other similar transaction approved by a majority of the Board of Directors, the parties to this Agreement shall work in good faith to enter into such amendments to this Agreement as may be necessary or otherwise desirable to permit completion of such merger, business combination, corporate reorganization or other similar transaction.


               IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.

                                    GLOBEX ENERGY, INC., a Cayman Islands
                                    corporation,


                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                    WILLIAMS GLOBAL ENERGY (CAYMAN)
                                       LIMITED


                                    By:
                                        -----------------------------------
                                        Name:
                                        Title:


                                    G-CO GROUP:

                                    [                   ]

                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:
                                        Address:


                                    [                 ]


                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:
                                        Address:


                                    [Additional Signature Blocks To Come, Once
                                    Shareholders Are Identified]